                                                                    EXHIBIT 10.4

                                 GENECRAFT, INC.

                           2002 EQUITY INCENTIVE PLAN

                           ADOPTED: SEPTEMBER 27, 2002
                  APPROVED BY STOCKHOLDERS: SEPTEMBER 27, 2002
                      TERMINATION DATE: SEPTEMBER 26, 2012

     1. PURPOSES.

          (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

          (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

          (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     2. DEFINITIONS.

          (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Cause" means, with respect to an Employee: (i) material breach of the Company's employee handbook or other written Company policy where the breach constitutes grounds for termination thereunder, (ii) material breach of any employment agreement, (iii) the commission of any act of fraud, embezzlement or dishonesty against the Company, (iv) conviction of any felony or any crime of moral turpitude or dishonesty, (v) intentional damage to the Company's property, or (vi) any breach of a proprietary information and inventions agreement with the Company or unauthorized use or disclosure of confidential information or trade secrets of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c).

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          (f) "Common Stock" means the common stock of the Company.

          (g) "Company" means Genecraft, Inc., a Washington corporation.

          (h) "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director's fee by the Company for their services as Directors.

          (i) "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service, For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

          (j) "Corporate Transaction" means any of the following events: (i) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving entity, or pursuant to which shares of the Common Stock are converted into cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of equity of the surviving entity immediately after the merger); (ii) consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; or (iii) approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

          (k) "Covered Employee" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          (l) "Director" means a member of the Board of Directors of the Company.

          (m) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.


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          (n) "Employee" means any person employed by the Company or an
Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; and (ii) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board in its sole discretion.

          (q) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (r) "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

          (s) "Non-Employee Director" means a Director of the Company who either
(i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule l6b-3.

          (t) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (u) "Officer" means (i) before the Listing Date, any person designated by the Company as an officer and (ii) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (v) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.


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          (w) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. An Option Agreement may be comprised of several separate documents, including, without limitation, an "agreement" and a separate grant notice provided to the Optionholder at the time of grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

          (x) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

          (y) "Outside Director" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the
Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          (z) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

          (aa) "Plan" means this Equity Incentive Plan.

          (bb) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

          (cc) "Securities Act" means the Securities Act of 1933, as amended.

          (dd) "Stock Award" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

          (ee) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant (and, for the avoidance of doubt, shall include an Option Agreement). Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (ff) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

          (gg) "Transaction Date" means the date on which a Corporate Transaction is consummated.

     3. ADMINISTRATION.

          (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).


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          (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

               (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii) To amend the Plan or a Stock Award as provided in Section
12.

               (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

          (c) Delegation to Committee.

               (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

               (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee


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Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

     4. SHARES SUBJECT TO THE PLAN.

          (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million seven hundred fifty thousand (3,750,000) shares of Common Stock.

          (b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

          (c) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     5. ELIGIBILITY.

          (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

          (b) Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     6. OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable more than ten (10) years from the date of grant.

          (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or (3) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (d) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (e) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (f) Vesting Generally. The Board may establish and set forth in each Option Agreement (including, specifically and for the avoidance of doubt, in the component of the Option Agreement consisting of the grant notice provided to the Optionholder at the time of grant) the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Board at any time. Any portion of an Option that is not vested on the date of termination of the Optionholder's Continuous Service shall terminate and lapse on such date, unless the Board determines otherwise. If not so established in the Option Agreement, the shares subject to the Option will vest according to the following schedule, which may be waived or modified by the Board at any time:


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
    PERIOD OF OPTIONHOLDER'S CONTINUOUS
SERVICE WITH COMPANY OR SUBSIDIARIES FROM    PERCENT OF TOTAL OPTION
           DATE OF OPTION GRANT                   THAT IS VESTED
------------------------------------------   -----------------------
After twelve months                          25%
Each one-month period completed thereafter   An additional 2.083%
After 4 years                                100%

          (g) Exercise. The Board may establish and set forth in each Option Agreement whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionholder's Continuous Service ceases to the Company or its Subsidiaries, which provisions may be waived or modified by the Board at any time. If not so established in the Option Agreement (including, specifically and for the avoidance of doubt, in the component of the Option Agreement consisting of the grant notice provided to the Optionholder at the time of grant), the Option will be exercisable upon the Cessation of an Optionholder's Continuous Service to the extent of the number of shares vested at the date of cessation in accordance with the following terms and conditions, which may be waived or modified by the Board at any time: exercise must occur
(a) within one (1) year if the termination is due to Disability or death, (b) within thirty (30) days after the termination date if the termination is for Cause, or (c) within ninety (90) days after the termination date if termination is for any other reason, provided that in no event shall any exercise be later than the remaining term of the Option. If an Optionholder's Continuous Service is suspended pending an investigation of whether the Optionholder shall be terminated for Cause, all the Optionholder's rights under any Option likewise shall be suspended during the period of investigation.

          (h) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

          (i) Right of Repurchase.

               (i) Repurchase Rights. If so specified in the Option Agreement (which may be done by reference to this subsection 6(i), the Company shall have the right, but shall not be required, to repurchase from the Optionholder all or part of (i) the shares of Common Stock that the Optionholder acquires upon exercise of the Option, and (ii) any other shares of Common Stock or other securities issued or acquired with respect to the shares specified in the preceding clause (i) in connection with any stock dividend, stock split, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, rights offering, or other transaction or event. Such right shall be exercisable at any time and from time to time during the ninety (90) day period commencing on the later of (A) the date of termination of the Optionholder's employment or services for any reason, or (B) as to an Option that is exercised following termination of the Optionholder's employment or services, the date of such exercise.


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

               (ii) Exercise of Repurchase Rights. To exercise its right of repurchase, the Company shall deliver written notice to the Optionholder specifying the number of shares or other securities to be repurchased and the effective date of the repurchase, which date shall not be earlier than the date of the notice nor later than the date of termination of the Company's right of repurchase. If an Optionholder transfers shares or other securities that are subject to the Company's right of repurchase, the shares or other securities shall remain subject to the Company's right of repurchase during the period specified in the last sentence of subsection 6(i)(i) (exercise of the right of repurchase in such event shall be effected by notice to the person or entity holding the shares or other securities at the time of exercise).

               (iii) Repurchase Price. With respect to each share or other security to be repurchased by the Company upon its exercise of its right of repurchase under this subsection 6(i), the repurchase price shall be the Fair Market Value of the share or security on the effective date of the repurchase. The Company may elect to pay the amount owed to the Optionholder (or to the person or entity holding the share or other security to be repurchased) either
(i) in cash, in which case the amount shall be paid, without interest, within thirty (30) days following the effective date of the repurchase, or (ii) in three equal installments, the first installment payable on the first anniversary of the effective date of the repurchase, and the remaining installments payable on the corresponding date in each of the next two years, with each installment to include interest on the unpaid principal, computed at the prime rate published in The Wall Street Journal for the first business day of the month in which the effective date of the repurchase occurs, for the period from the effective date of the repurchase or the date of the most recent installment, as the case may be, to the due date of the installment being paid.

               (iv) Termination of Repurchase Rights. Any right of repurchase under this subsection 6(i) shall terminate upon the occurrence of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.

          (j) Right of First Refusal. If so specified in the Option Agreement (which may be done by reference to this subsection 6(j), if the Optionholder elects to sell all or any shares of Common Stock that the Optionholder acquires upon exercise of the Option, then the Optionholder shall not sell the shares unless the Optionholder shall have first offered in writing to sell the shares to the Company at Fair Market Value on a date specified in the offer, which date shall be at least three (3) business days and not more than forty-five (45) business days following the date of the offer. In the event of any conflict between the terms of this right of first refusal and any right of first refusal set forth in any Shareholders Agreement executed by the Optionholder as provided in subsection 10(d), the terms of the Shareholders Agreement shall control.

     7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

          (a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include

(through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

               (i) Consideration. A stock bonus shall be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

               (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

               (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

               (iv) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

          (b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

               (i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement.

               (ii) Consideration. The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

               (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

               (iv) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

               (v) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

     8. COVENANTS OF THE COMPANY.

          (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

          (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

     9. USE OF PROCEEDS PROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

     10. MISCELLANEOUS.

          (a) Acceleration of Exercisability and Vesting. Individual Stock Award Agreements may contain different vesting provisions and may, on an individual basis, contain provisions relating to the acceleration of the exercisability or vesting of the Stock Award under certain circumstances. In addition, the Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

          (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.


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

          (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

          (d) Shareholders Agreement. To the extent required by the Board, as a condition to exercise of an Option or receipt of a stock bonus or acquisition of restricted stock, the Participant shall execute and deliver to the Company a Shareholders Agreement in substantially the form in use at the time of exercise, unless the Participant has previously executed and delivered such Shareholder Agreement and it is in effect at the time the Participant exercises the Option or, receives the stock bonus or right to acquire restricted stock.

          (e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

          (f) Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionholder must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. An Optionholder may be subject to the alternative minimum tax and/or withholding of social security and employment taxes at the time of exercise of an Incentive Stock Option. The Board may require an Optionholder to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

          (g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the stock. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.


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

          (h) Withholding Obligations; Tax Elections. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock. If the Participant shall fail to pay, or make arrangements satisfactory to the Board for the payment of, all such taxes, then the Company shall, to the extent not prohibited by law, have the right to deduct from any payment of any kind otherwise due to the Participant an amount equal to any taxes of any kind required to be withheld by the Company with respect to the Stock Award. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of an Option or receipt of the stock bonus or right to acquire restricted stock, share withholding as set forth above shall not be permitted unless the Participant makes a proper and timely election under
Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding. Notwithstanding the filing of such election, shares shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise or receipt, as the case may be, that are otherwise issuable to the Participant at that time. Any adverse consequences to the Participant arising in connection with such share withholding procedure shall be the Participant's sole responsibility.

          (i) Plan Not Exclusive. Neither the adoption of the Plan by the Board nor any submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash outside of the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     11. ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

          (b) Corporate Transactions. The Board may establish and set forth in each Option Agreement the terms and conditions which shall apply if a Corporate Transaction occurs, which terms and conditions may be waived or modified by the Board at any time. If not so established in the Option Agreement, the following provisions shall apply if a Corporate Transaction occurs:

               (i) Notice. The Company shall use all reasonable efforts to provide each Optionholder with notice of the pendency of the Corporate Transaction at least thirty (30) days prior to the expected Transaction Date.

               (ii) Limited Acceleration Rights. Effective immediately prior to the Transaction Date, if the Optionholder of an Option is in the Continuous Service of the Company on the Transaction Date and has been in Continuous Service for at least one (1) year, the Option shall become exercisable for the number of shares for which it would have been exercisable if the Optionholder had remained in Continuous Service until the date one year after the Transaction Date.

               (iii) Exercise. Each Optionholder may, subject to Section 11(b)(iv), exercise all vested Options within the thirty (30) day period following receipt of the notice specified in subsection 11(b)(i), including, to the extent applicable, any Options vesting on an accelerated basis under subsection 1l(b)(ii); provided that any such exercise shall be contingent upon the consummation of the Corporate Transaction and such accelerated vesting shall be contingent upon the Optionholder's satisfying the conditions described in subsection 11(b)(ii).

               (iv) Termination. Upon consummation of the Corporate Transaction, all Options shall terminate.

               (v) Continuing Options. Notwithstanding the above, subsection 11(b)(ii) through subsection 11(b)(iv) shall not apply to an Option if the Board determines that the Company or another party to the Corporate Transaction has made equitable and appropriate provision for continuation of the Option, or for replacement of the Option with a new award on terms which are, as nearly as practicable, the financial equivalent of the Option, taking into account the consideration that Optionholder will receive in the Corporate Transaction. An equitable and appropriate replacement of an Option shall include, but not be limited to, the making of a cash payment to the Optionholder, in cancellation of the Option, of such amount as the Board determines represents the value the Option would then have if it were exercisable for all of the shares under the Option.

     12. AMENDMENT OF THE PLAN AND STOCK AWARDS.

          (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

          (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deducibility of compensation paid to certain executive officers.

          (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

          (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

          (e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

     13. TERMINATION OR SUSPENSION OF THE PLAN.

          (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

     14. EFFECTIVE DATE OP PLAN.

     The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

     15. CHOICE OF LAW.

     All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Washington, without regard to such state's conflict of laws rules.


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